Form 4
Exhibit 99.1 - Joint Filer Information

Name:

Windamere, LLC

Address:

6402 Cardeno Drive
La Jolla, CA 92037

Designated Filer:

Scott L. Glenn

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

4/6/2004

Signature:

By:	/s/ Scott L. Glenn
Its:	Managing Member